UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 22, 2016, Washington Real Estate Investment Trust (“Washington REIT”) closed on the second of two separate purchase and sale agreements. On April 27, 2016, Washington REIT reported in a Current Report on Form 8-K that it had entered into two separate purchase and sale agreements with BSREP II Office Holding LLC to effectuate the sale of six suburban Maryland office assets, encompassing in total approximately 1.2 million net rentable square feet. The sales prices under the two agreements aggregate to $240.0 million.

The properties, purchase prices and closing dates under each of the purchase and sale agreements are as follows:

Purchase and Sale Agreement #1 ($111.5 million; closed on June 27, 2016):

1.	West Gude Drive
2.	600 Jefferson Plaza
3.	6110 Executive Boulevard
4.	Wayne Plaza
Purchase and Sale Agreement #2 ($128.5 million; closed on September 22, 2016):

1.	One Central Plaza
2.	51 Monroe Street

The purchase and sale agreements contain representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person.

The assertions embodied in those representations and warranties were made solely for the purposes of the purchase and sale agreements and are subject to important qualifications and limitations agreed to by and between the Washington REIT and the other parties thereto in connection with negotiating the purchase and sale agreements. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purposes of conducting certain limited due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

ITEM 9.01.     Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The following pro forma financial statements reflecting the property dispositions listed above (as defined in Regulation S-X) are filed as an exhibit hereto:

1.	Washington REIT Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2016.

2.	Washington REIT Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2015 and the six months ended June 30, 2016.

(d)    Exhibits
The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued September 22, 2016 regarding the completion of the second transaction of the sale of the Maryland office portfolio

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer
and Controller

September 23, 2016
(Date)

Exhibit Index

Exhibit No.	Description

99.1	Press release issued September 22, 2016 regarding the completion of the second transaction of the sale of the Maryland office portfolio

WASHINGTON REAL ESTATE INVESTMENT TRUST
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

The unaudited pro forma consolidated financial information should be read in conjunction with Washington REIT's the consolidated financial statements and notes thereto included in Washington REIT's Annual Report on Form 10-K for the year ended December 31, 2015 and Washington REIT's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

The unaudited pro forma consolidated financial information is not necessarily indicative of what Washington REIT's actual results of operations would have been had the transaction been consummated on the dates indicated, nor does it purport to represent Washington REIT's results of operations or financial position for any future period. The pro forma statements of income for the periods ended December 31, 2015 and June 30, 2016 are not necessarily indicative of the operating results for these periods.

Washington REIT entered into two separate purchase and sale agreements with BSREP II Office Holding LLC on April 27, 2016 to effectuate the sale of six suburban Maryland office assets, encompassing in total approximately 1.2 million net rentable square feet. Purchase and Sale Agreement #1, for the sales of West Gude Drive, 600 Jefferson Plaza, 6110 Executive Boulevard and Wayne Plaza for a contract sale price of $111.5 million, closed on June 27, 2016. Purchase and Sale Agreement #2, for the sale of One Central Plaza and 51 Monroe Street for a contract sale price of $128.5 million, closed on September 22, 2016. We intend to use the sales proceeds to partially fund an acquisition through a reverse tax deferred exchange and for general corporate purposes. The acquisition is not reflected in the pro forma consolidated financial statements.

The pro forma balance sheet as of June 30, 2016 presents consolidated financial information as if the sales of the properties included in Purchase and Sale Agreement #2 had taken place on June 30, 2016. Washington REIT's unaudited consolidated balance sheet as of June 30, 2016 already reflects the sales of the properties included in Purchase and Sale Agreement #1. The pro forma statements of income for the year ended December 31, 2015, and the six months ended June 30, 2016, present the pro forma results of operations as if the dispositions of the properties included in both Purchase and Sale Agreements #1 and 2 had taken place as of January 1, 2015. Explanations or details of the pro forma adjustments are in the notes to the financial statements.

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2016
(IN THOUSANDS)

	Washington REIT	Transaction #2		PRO FORMA
Assets
Land	$573,315	$—		$573,315
Income producing property	2,072,166	—		2,072,166
	2,645,481	—		2,645,481
Accumulated depreciation and amortization	(613,194)	—		(613,194)
Net income producing property	2,032,287	—		2,032,287
Properties under development or held for future development	35,760	—		35,760
Total real estate held for investment, net	2,068,047	—		2,068,047
Investment in real estate sold or held for sale, net	41,704	(41,704)	(a)	—
Cash and cash equivalents	22,379	128,500	(b)	150,879
Restricted cash	11,054	—		11,054
Rents and other receivables, net of allowance for doubtful accounts	58,970	—		58,970
Prepaid expenses and other assets	99,150	—		99,150
Other assets related to properties sold or held for sale	5,147	(5,147)	(a)	—
Total assets	$2,306,451	$81,649		$2,388,100
Liabilities
Notes payable	$743,769	$—		$743,769
Mortgage notes payable	252,044	—		252,044
Lines of credit	269,000	—		269,000
Accounts payable and other liabilities	52,722	—		52,722
Advance rents	10,178	—		10,178
Tenant security deposits	8,290	—		8,290
Liabilities related to properties sold or held for sale	2,338	(2,338)	(a)	—
Total liabilities	1,338,341	(2,338)		1,336,003
Equity
Shareholders’ equity
Preferred shares; $0.01 par value	—	—		—
Shares of beneficial interest; $0.01 par value	737	—		737
Additional paid in capital	1,338,101	—		1,338,101
Distributions in excess of net income	(366,352)	83,987	(c)	(282,365)
Accumulated other comprehensive loss	(5,609)	—		(5,609)
Total shareholders’ equity	966,877	83,987		1,050,864
Noncontrolling interests in subsidiaries	1,233	—		1,233
Total equity	968,110	83,987		1,052,097
Total liabilities and equity	$2,306,451	$81,649		$2,388,100

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2016
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Washington REIT	Disposition Group		Pro Forma
Revenue
Real estate rental revenue	$156,542	$(16,577)	(d)	$139,965
Expenses
Real estate expenses	56,909	(6,178)	(d)	50,731
Depreciation and amortization	51,199	(3,497)	(d)	47,702
Acquisition costs	1,178	—		1,178
General and administrative	10,479	—		10,479
Casualty gain, net	(676)	—		(676)
	119,089	(9,675)		109,414
Other operating income
Gain on sale of real estate	24,112	(23,585)	(d)	527
Real estate operating income	61,565	(30,487)		31,078
Other income (expense)
Interest expense	(28,180)	—		(28,180)
Other income	122	—		122
Income tax benefit	693	—		693
	(27,365)	—		(27,365)
Net income	34,200	(30,487)		3,713
Less: Net loss attributable to noncontrolling interests in subsidiaries	20	—		20
Net income attributable to the controlling interests	$34,220	$(30,487)		$3,733

Basic net income attributable to the controlling interests per share	$0.49			$0.05
Diluted net income attributable to the controlling interests per share:	$0.49			$0.05
Weighted average shares outstanding - basic	70,010			70,010
Weighted average shares outstanding - diluted	70,200			70,200

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Washington REIT	Disposition Group		Pro Forma
Revenue
Real estate rental revenue	$306,427	$(32,423)	(d)	$274,004
Expenses
Real estate expenses	112,234	(11,898)	(d)	100,336
Depreciation and amortization	108,935	(10,677)	(d)	98,258
Acquisition costs	2,056	—		2,056
Real estate impairment	5,909	—		5,909
General and administrative	20,257	—		20,257
	249,391	(22,575)		226,816
Other operating income
Gain on sale of real estate	91,107	—		91,107
Real estate operating income	148,143	(9,848)		138,295
Other income (expense)
Interest expense	(59,546)	—		(59,546)
Other income	709	—		709
Loss on extinguishment of debt	(119)	—		(119)
	(58,956)	—		(58,956)
Net income	89,187	(9,848)		79,339
Less: Net loss attributable to noncontrolling interests in subsidiaries	553	—		553
Net income attributable to the controlling interests	$89,740	$(9,848)		$79,892

Basic net income attributable to the controlling interests per share	$1.31			$1.17
Diluted net income attributable to the controlling interests per share:	$1.31			$1.17
Weighted average shares outstanding - basic	68,177			68,177
Weighted average shares outstanding - diluted	68,310			68,310

WASHINGTON REAL ESTATE INVESTMENT TRUST
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2016

Note 1: Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet at June 30, 2016 of Washington Real Estate Investment Trust (“Washington REIT”) gives effect to the disposition of the properties included in Purchase and Sale Agreement #2 as if it had occurred on June 30, 2016.

The accompanying unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2016 and the year ended December 31, 2015 give effect to the dispositions of the properties included in both Purchase and Sale Agreements # 1 and 2 as if these dispositions had occurred on January 1, 2015.

This unaudited pro forma condensed consolidated financial information is not necessarily indicative of what Washington REIT’s actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent Washington REIT’s results of operations or financial position for any future period. The pro forma results of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 are not necessarily indicative of the operating results for these periods.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Washington REIT’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the period ended June 30, 2016. In management’s opinion, all adjustments necessary to reflect these dispositions and related transactions have been made.

Note 2: Description of Transactions

On April 27, 2016, Washington REIT entered into two separate purchase and sale agreements with BSREP II Office Holding LLC to effectuate the sale of six suburban Maryland office assets (collectively, the "Disposition Group"), encompassing in total approximately 1.2 million net rentable square feet. The sales prices under the two agreements aggregate to $240.0 million.

The properties, purchase prices and closing dates under each of the purchase and sale agreements are as follows:

Purchase and Sale Agreement #1 ($111.5 million; closed on June 27, 2016):

1.	West Gude Drive
2.	600 Jefferson Plaza
3.	6110 Executive Boulevard
4.	Wayne Plaza
Purchase and Sale Agreement #2 ($128.5 million; closed on September 22, 2016):

1.	One Central Plaza
2.	51 Monroe Street

Note 3: Unaudited Pro Forma Adjustments to Condensed Consolidated Financial Statements

(a) Reflects the elimination of assets and liabilities associated with the properties included in Purchase and Sale Agreement #2, as defined in note 2.

(b) Reflects the estimated net sales proceeds for the properties included in Purchase and Sale Agreement #2.

(c) Reflects the estimated gain on sale of real estate for the properties included in Purchase and Sale Agreement #2. This estimated gain has not been reflected in the pro forma condensed consolidated statements of income as it is considered to be nonrecurring in nature.

(d) Reflects the elimination of income and expenses associated with the Disposition Group, as defined in note 2.